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                                                                EXHIBIT 10.07.02


                                 AMENDMENT TO
                           TOWER PURCHASE AGREEMENT

This Amendment to the Tower Purchase Agreement ("Amendment") is made this 10th day of November, 1997 by and between SALEM COMMUNICATIONS CORPORATION ("Seller"), and SONSINGER BROADCASTING COMPANY OF HOUSTON, LP. ("Buyer").

WHEREAS Buyer and Seller entered into that certain Tower Purchase Agreement dated the 22nd day of August, 1997 (the "Agreement");

WHEREAS Seller and Buyer desire to modify the terms of the Agreement as set forth herein;

WHEREAS each capitalized term not otherwise defined herein shall have the meaning ascribed to said term by the Agreement;

NOW THEREFORE, in consideration of the mutual covenants contained herein, Seller and Buyer hereby agree as follows:

1.   Section 2.4 of the Agreement shall be deleted in its entirety and replaced
     -----------
with the following language: "PAYMENT OF THE PURCHASE PRICE.  In lieu of a cash
                              -----------------------------
payment at closing, Buyer shall execute a promissory note ("Note") for the Purchase Price, substantially in the form of Exhibit "A" hereto."
                                             -----------

2.   Section 5.1 of the Agreement shall be deleted in its entirety and replaced
     -----------
with the following language: "TIME.  The closing (the "Closing") shall take
                              ----
place on or before December 25, 1997."

3.   Section 5.2 and Section 5.3 of the Agreement shall be modified to provide
     -----------     -----------
that each party shall execute and deliver to the other the Note, substantially in the form of Exhibit "A" hereto.
               -----------

4. Except as expressly provided herein, the terms of the Agreement shall remain in full force and effect and shall remain unmodified.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first written above.

SONSINGER BROADCASTING COMPANY OF      SALEM COMMUNICATIONS CORPORATION
HOUSTON, LP.

By:  Sonsinger Management, Inc.,
Its General Partner

By:  /s/ Eric H. Halvorson             By: /s/ Eric H. Halvorson
     -----------------------------         ------------------------------
Eric H. Halvorson                      Eric H. Halvorson
Vice President                         Executive Vice President

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                                 EXHIBIT "A"

PRINCIPAL AMOUNT:  REVOLVING                        DATE:       -
INTEREST RATE:  AFR

                                PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, SONSINGER BROADCASTING COMPANY OF HOUSTON, L.P. ("Maker") and SALEM COMMUNICATIONS CORPORATION ("Payee") agree as follows:

     1. Payee agrees to lend to Maker, from time to time, at the discretion of Payee, such amounts as requested by Maker. Maker promises to pay to Payee at 4880 Santa Rosa Road, Suite 300, Camarillo, California, or at such other place as Payee shall direct, the amounts borrowed by Maker pursuant to this paragraph. Interest shall accrue on the unpaid principal amount due hereunder at the applicable federal rate for short term loans as published monthly by the United States Internal Revenue Service (the "Interest Rate"). On or before _______________, Maker shall make a payment to Payee of the unpaid principal amount of this Note, together with all interest accrued thereon and owing Payee hereunder.

     2. The unpaid principal amount of this Note, together with all interest accrued thereon shall, at the option of Payee, become immediately due and payable in case any one of the following events occur (an "Event of Default"):

        2.1. Maker shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, composition, arrangement, readjustment of debt, dissolution, liquidation of relief or debtors.

        2.2. Maker shall commence any case, proceeding or other action seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or (ii) Maker shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against Maker any case, proceeding or other action of a nature referred to in clause (i), above, which (A) results in an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unhanded for a period of sixty (60) days; or (iv) there shall be commenced against Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order or any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (b) Maker shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), (iii) or (iv) above; or (vi) Maker shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vii) Maker shall conceal, remove, or permit to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or make or suffer a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar
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law, or shall make any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall suffer or permit, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty
(60) days from the date thereof.

     3. No delay or omission on the part of Payee in exercising any right or option herein given to it shall impair such right or option or be considered as a waiver thereof or acquiescence in any default hereunder.

     4. Maker waives presentment, demand, notice of dishonor and protest and consents to any and all extensions and renewals hereof without notice.

     5. This instrument shall be construed in accordance with the laws of the State of California.

     6. This instrument may be prepaid in whole or in part at any time without penalty.

     7. Maker, its directors, officers, employees, members, and agents will have no personal liability for any deficiency under this instrument.

     8. In the event a suit or action is filed to enforce this Note or with respect to this Note, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorneys' fees at the trial level and on appeal.

IN WITNESS WHEREOF, the parties have executed this instrument as of this _____ day of ________________, 1997.

PAYEE:                                MAKER:

SALEM COMMUNICATIONS CORPORATION      SONSINGER BROADCASTING COMPANY OF
                                      HOUSTON, L.P.

                                      BY SONSINGER MANAGEMENT, INC.
                                      ITS GENERAL PARTNER


---------------------------------     ---------------------------------
Eric H. Halvorson                     Eric H. Halvorson
Vice President                        Vice President